EXHIBIT 10.1

Executed Version

ST. MARY LAND & EXPLORATION COMPANY

(a Delaware corporation)

$250,000,000 3.50% Senior Convertible Notes due 2027

PURCHASE AGREEMENT

Dated: March 29, 2007

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ST. MARY LAND & EXPLORATION COMPANY.

(a Delaware corporation)

$250,000,000

Senior Convertible Notes due 2027

PURCHASE AGREEMENT

March 29, 2007

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

WACHOVIA CAPITAL MARKETS, LLC

as Representatives of the several Initial Purchasers

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

St. Mary Land & Exploration Company., a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Initial Purchasers named in Schedule A hereto (collectively, the “Initial Purchasers,” which term shall also include any initial purchaser substituted as provided in Section 11 hereof), for whom Merrill Lynch and Wachovia Capital Markets, LLC are acting as representatives (in such capacity, the “Representatives), with respect to (i) the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $250,000,000 aggregate principal amount of the Company’s Senior Convertible Notes due 2027 (the “Initial Securities”) and (ii) the grant by the Company to the Initial Purchasers of the option described in Section 2(b) hereof to purchase all or any part of an additional $37,500,000 aggregate principal amount of the Company’s Senior Convertible Notes due 2027 to cover overallotments, if any (the “Option Securities” and, together with the Initial Securities, the “Securities”). The Securities are to be issued pursuant to an indenture to be dated as of April 4, 2007 (the “Indenture”) between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”).

The Securities are convertible, subject to certain conditions as described in the Final Offering Memorandum (as described below), prior to maturity (unless previously redeemed or otherwise purchased) into cash and shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) in accordance with the terms of the Securities and the Indenture, at the initial conversion rate of 18.3757 shares of Common Stock per $1,000 principal amount of Securities. Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”).

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered. The Securities are to be offered and resold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities and any shares of Common Stock acquired in connection with any conversion of Securities (solely for purposes of this paragraph, “Securities”) may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the “Commission”). On or prior to the Initial Closing Time, the Company will enter into a registration rights agreement with the Initial Purchasers (the “Registration Rights Agreement”) pursuant to which the Company will be required to file and use reasonable best efforts to cause to become effective a registration statement under the 1933 Act to register resales of the Securities.

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The Company has (a) prepared and delivered to each Initial Purchaser copies of (i) a preliminary offering memorandum dated March 28, 2007 and (ii) a pricing term sheet dated March 29, 2007, attached hereto as Schedule B, which includes the pricing terms and other information with respect to the Securities and other matters not included in the Preliminary Offering Memorandum (as defined below) (the “Pricing Term Sheet”) and (b) has prepared and will deliver to each Initial Purchaser, as promptly as practicable prior to the Initial Closing Time, copies of a final offering memorandum dated March 29, 2007 (the “Final Offering Memorandum”), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or described in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), that is incorporated by reference in the Offering Memorandum.

The preliminary offering memorandum dated March 28, 2007, as amended and supplemented immediately prior to the Applicable Time (as defined below), including any documents filed under the 1934 Act prior to the Applicable Time and incorporated by reference therein, is referred to herein as the “Preliminary Offering Memorandum,” and the Preliminary Offering Memorandum together with the Pricing Term Sheet are collectively referred to herein as the “Disclosure Package.” “Applicable Time” means 9:00 A.M. (Eastern Time) on March 30, 2007 or such other time as agreed by the Company and the Representatives.

SECTION 1.	Representations and Warranties by the Company.

(a)           Representations and Warranties. The Company represents and warrants to each Initial Purchaser as of the Applicable Time and as of the Closing Time referred to in Section 2(c) hereof, and agrees with each Initial Purchaser, as follows:

(i)            Disclosure Package and Final Offering Memorandum. As of the Applicable Time, neither (x) the Disclosure Package nor (y) any individual Supplemental Offering Materials (as defined below), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

“Supplemental Offering Materials” means any “written communication” (within the meaning of the 1933 Act Regulations (as defined below)) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Offering Memorandum or amendments or supplements thereto (including the Pricing Term Sheet), including, without limitation, any road show materials relating to the Securities that constitutes such a written communication.

As of its issue date and as of the Closing Time, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representation and warranties in this subsection shall not apply to statements in or omissions from the Disclosure Package or the Final Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives expressly for use therein. The Company has not distributed, and the Company will not distribute, prior to the later of the Closing Time and the completion of the Initial Purchasers’ distribution of the Securities, which shall be deemed to be no later than the Closing Time unless the Company otherwise receives notice from the Representatives, any offering

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material in connection with the offering and sale of the Securities other than the Disclosure Package and the Final Offering Memorandum.

(ii)           Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the end of the fiscal year to which such Annual Report relates. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together, at the Applicable Time with the other information in the Disclosure Package, and at the Closing Time with the Disclosure Package and the Final Offering Memorandum, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii)          Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Disclosure Package and the Final Offering Memorandum are independent registered public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the rules and regulations thereunder (the “1933 Act Regulations”).

(iv)          Financial Statements. The financial statements, together with the related schedules and notes, included in the Disclosure Package and the Final Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Disclosure Package and the Final Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Disclosure Package and the Final Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Disclosure Package and the Final Offering Memorandum. There are no pro forma or as adjusted financial statements that would be required to be included or incorporated by reference in the Disclosure Package and the Final Offering Memorandum if the Disclosure Package or the Offering Memorandum, as the case may be, were included in a registration statement filed pursuant to the 1933 Act.

(v)           No Material Adverse Change in Business. Since the respective dates as of which information is given in the Disclosure Package and the Final Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi)          Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under, or as contemplated by, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

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(vii)         Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Designated Subsidiary” and, collectively, the “Designated Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum, all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Designated Subsidiary was issued in violation of any preemptive or similar rights of any securityholder of such Designated Subsidiary. The other subsidiaries of the Company other than Designated Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(viii)       Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the financial statements, including the schedules and notes, included in the Disclosure Package and the Final Offering Memorandum (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Disclosure Package and the Final Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Disclosure Package and the Final Offering Memorandum). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix)          Corporate Power. The Company has full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture and the Registration Rights Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(x)           Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xi)          Authorization and Description of the Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture will conform in all material respects to the statements relating thereto contained in the Disclosure Package and the Final Offering Memorandum.

(xii)         Authorization and Description of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company and the Initial Purchasers, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and by public policy limitations affecting the enforceability of indemnification or contribution rights in connection with securities transactions, to the extent applicable. The Registration

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Rights Agreement will conform in all material respects to the statements relating thereto contained in the Disclosure Package and the Final Offering Memorandum.

(xiii)        Authorization and Description of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The Securities will conform in all material respects to the statements relating thereto contained in the Disclosure Package and the Final Offering Memorandum. Except as described in the Disclosure Package and the Final Offering Memorandum, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exercisable or exchangeable for, the capital stock of, or other ownership interest in, the Company.

(xiv)        Authorization and Description of Common Stock. The Common Stock conforms to all statements relating thereto included in the Disclosure Package and the Final Offering Memorandum and such description conforms to the rights set forth in the instruments defining the same. The shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued and delivered upon such conversion, will be validly issued, fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; the issuance of any shares of Common Stock issuable upon conversion of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company.

(xv)         Absence of Defaults and Conflicts. Neither the Company nor any of the Designated Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Company or any of its Designated Subsidiaries is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that would not, singly or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of the Transaction Documents and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Disclosure Package and the Final Offering Memorandum and the consummation of the transactions contemplated herein and in the Disclosure Package and the Final Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds” and the issuance of the shares of Common Stock issuable upon conversion of the Securities) and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Designated Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of the Designated Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such

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holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Designated Subsidiaries.

(xvi)        Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

(xvii)       Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Disclosure Package or the Final Offering Memorandum (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Disclosure Package and the Final Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xviii)      Accuracy of Exhibits. All of the descriptions of contracts or other documents included in the Disclosure Package or the Final Offering Memorandum are accurate and complete descriptions of such contracts or other documents. There are no contracts or documents which are required to be described in the documents incorporated by reference in the Disclosure Package or Final Offering Memorandum or to be filed as exhibits thereto which have not been so described and filed as required.

(xix)        Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xx)         Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under the Transaction Documents, in connection with the offering, issuance or sale of the Securities hereunder, the issuance of shares of Common Stock upon conversion of Securities or the consummation of the transactions contemplated by the Transaction Documents or for the due execution, delivery or performance of the Transaction Documents by the Company, except (A) such as have been already obtained, (B) as may be required under 1933 Act or the 1933 Act Regulations in connection with the transactions contemplated by the Registration Rights Agreement or state securities laws and (C) for the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

(xxi)        Possession of Licenses and Permits. The Company and the Designated Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and the Designated Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of the Designated Subsidiaries has received any notice of

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proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxii)       Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries, including without limitation, all oil and gas properties, and good title to all other properties owned by them including, without limitation, all assets and facilities used by the Company and its subsidiaries in the production and marketing of oil and gas, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Disclosure Package and the Final Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Disclosure Package and the Final Offering Memorandum, including, without limitation, all oil and gas producing properties of the Company and its subsidiaries and all assets and facilities used by the Company and its subsidiaries in the production and marketing of oil and gas, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure of a lease or sublease to be in full force and effect or the existence of any such claim would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxiii)     Environmental Laws. Except as described in the Disclosure Package and the Final Offering Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws or the violation of any Environmental Laws.

(xxiv)      Independent Petroleum Engineers. Ryder Scott Company, L.P., whose report as of January 15, 2007 is referenced in the Offering Memorandum was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its subsidiaries. Netherland, Sewell & Associates, Inc., whose report as of January 12, 2007 is referenced in the Offering Memorandum, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its subsidiaries.

(xxv)       Accuracy of Reserve Information. The information underlying the estimates of reserves of the Company and its subsidiaries, which was supplied by the Company to Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc. for purposes of auditing the reserve reports and estimates of the Company, or preparing estimates of the Company’s reserves, and preparing the respective letters (the

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“Reserve Report Letters” and each a “Reserve Report Letter”) of each of Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc., including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening spot market product price fluctuations described in the Disclosure Package and the Final Offering Memorandum, neither the Company nor its subsidiaries is aware of any facts or circumstances that would result in an adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Offering Memorandum and as reflected in each Reserve Report Letter, that would reasonably be expected to result in a Material Adverse Effect; estimates of such reserves and present values as described in the Offering Memorandum and reflected in each Reserve Report Letter comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the 1933 Act.

(xxvi)      Oil and Gas Agreements. The participation agreements, joint development agreements, joint operating agreements, farm-out agreements and other agreements described in the Disclosure Package and the Final Offering Memorandum relating to the Company’s or its subsidiaries’ rights with respect to the ownership, lease or operation of oil and gas properties, the acquisition of interests in oil and gas properties or the exploration for, development of or production of oil and gas reserves thereon, constitute valid and binding agreements of the Company and its subsidiaries that are parties thereto and, to the best knowledge of the Company, of the other parties thereto, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xxvii)     Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package and Final Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxviii)   Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxix)      Statistical and Market-Related Data. Any statistical and market-related data included in the Disclosure Package and the Final Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

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(xxx)       Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2005 have been settled and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxxi)      Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxxii)     Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Final Offering Memorandum will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxiii)     Similar Offerings. Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the offered Securities to be registered under the 1933 Act.

(xxxiv)    Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

(xxxv)     No General Solicitation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

(xxxvi)    No Registration Required. Subject to compliance by the Initial Purchasers with their representations and warranties set forth in Section 6 hereof and the procedures set forth in Section 6 hereof, the compliance of the Initial Purchasers with the offering and transfer procedures and restrictions described in the Disclosure Package and Final Offering Memorandum and the accuracy of the representations and warranties made in accordance with this Agreement and the Final Offering Memorandum by purchasers to whom the Initial Purchasers initially resell Securities, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Final Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the 1939 Act.

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(xxxvii)   Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxviii)   Money Laundering Laws. The operations of the Company are and have been conducted at all times materially in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxix)     OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b)           Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

SECTION 2.	Sale and Delivery to Initial Purchasers; Closing.

(a)           Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Initial Securities set forth in Schedule A hereto opposite the name of such Initial Purchaser, at a price of 97.75% of the principal amount thereof, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b)           Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers to purchase up to an additional $37,500,000 aggregate principal amount of Option Securities at the same purchase price as the Initial Purchasers paid for the Initial Securities, plus accrued and unpaid interest from the Initial Closing Time to, but excluding, the Option Closing Time. The option hereby granted will expire 13 days after the Initial Closing Time and may be exercised at any time, in whole or in part, for the purpose of covering overallotments, if any, made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the Initial Purchasers are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (the “Option Closing Time”) shall be determined by the Company and the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Initial Closing Time, as hereinafter defined.

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(c)           Payment. Payment of the purchase price for, and delivery of one or more global certificates for, the Initial Securities shall be made at the offices of Vinson & Elkins L.L.P., First City Tower, 1001 Fannin St., Suite 2500, Houston, TX 77002-6760, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Initial Closing Time” and the Initial Closing Time and the Option Closing Time each being the applicable “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Initial Purchasers, payment of the purchase price for, and delivery of global certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on the Option Closing Time as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery of the Securities to the Representatives for the respective accounts of the Initial Purchasers through the facilities of DTC. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch and Wachovia Capital Markets, LLC, individually and not as representatives of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

(d)           Denominations; Registration. Global Certificates for the Initial Securities and the Option Securities, if any, shall be registered in the name of Cede & Co., as nominee of DTC, and shall be in such denominations ($1,000 or integral multiples of $1,000 in excess thereof) as the Representatives may request in writing at least one full business day before Initial Closing Time or the Option Closing Time, as the case may be. The global certificates representing the Securities shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. (Eastern time) on the last business day prior to Initial Closing Time or the Option Closing Time, as the case may be.

SECTION 3.         Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

(a)           Delivery of Offering Memorandum. The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

(b)           Notice and Effect of Material Events. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice from the Initial Purchasers to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, which (i) make any statement in the Disclosure Package, any Offering Memorandum or any Supplemental Offering Material false or misleading or (ii) if not disclosed in the Disclosure Package or the Offering Memorandum, would constitute a material omission therefrom. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a

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material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

(c)           Amendment and Supplements to the Offering Memorandum; Preparation of Pricing Supplement; Supplemental Offering Materials. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum, will furnish each Initial Purchaser with copies of such amendment or supplement a reasonable amount of time prior thereto and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, nor the Initial Purchasers’ delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof. The Company will prepare the Pricing Term Sheet, in form and substance satisfactory to the Representatives, and shall furnish as soon as practicable but no later than 4 hours prior to the Applicable Time to each Initial Purchaser, without charge, as many copies of the Pricing Term Sheet as such Initial Purchaser may reasonably request. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Initial Purchaser agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities by means of any Supplemental Offering Materials; provided, however, that prior to the preparation of the Pricing Term Sheet, the Initial Purchasers are authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors.

(d)           Qualification of Securities for Offer and Sale. The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Securities and the shares of Common Stock issuable upon conversion of Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic and foreign) as the Initial Purchasers may designate and to maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities or such shares of Common Stock issuable upon conversion of the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with the distribution of the Securities.

(e)           Listing of Common Stock. The Company will use its best efforts to cause all shares of Common Stock issuable upon conversion of the Securities to be listed on the New York Stock Exchange.

(f)            DTC. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(g)           Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under “Use of Proceeds”.

(h)           Restriction on Sale of Securities. During a period of 60 days from the date of the Final Offering Memorandum (the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives, (i) offer, pledge, sell, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for or repayable with Common Stock, or request that the Company file or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Stock, or any securities convertible into or exercisable or exchangeable for or repayable with Common Stock, whether any such swap or transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) shares of Common Stock to be issued upon conversion of the Securities, (B) the Company’s issuance of stock options and stock units to the Company’s directors and employees pursuant to any existing employee benefit plans or director compensation plans of the Company, or (C) the Company’s issuance of shares of Common Stock to directors and employees of the Company upon the exercise of options outstanding on the date hereof or the conversion of stock units outstanding on the date hereof under existing employee benefit plans or director compensation plans of the Company.

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(i)            PORTAL Designation. The Company will use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (“NASD”) relating to trading in the PORTAL Market.

(j)            Reporting Requirements. Until the offering of the Securities is complete, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k)           Reservation of Shares of Common Stock. The Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of Common Stock upon conversion of the Securities.

(l)            Trust Indenture Act. The Company agrees that it will comply with all the terms and conditions of the Registration Rights Agreement and at the time of any registration of the Securities pursuant to the Registration Rights Agreement it will cause the Indenture to be qualified under the 1939 Act.

SECTION 4.	Payment of Expenses.

(a)           Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and delivery to the Initial Purchasers of the Disclosure Package or any Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto or of any Supplemental Offering Material, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among the Initial Purchasers, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities and the shares of Common Stock issuable upon conversion of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the blue sky survey and any supplement thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, if any, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (viii) any fees payable in connection with the rating of the Securities and any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322, (ix) any fees of the NASD and (x) any fees and expenses payable in connection with the initial and continued listing of the Common Stock issuable upon conversion of the Securities on the New York Stock Exchange.

(b)           Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 (excluding Section 5(b) hereof) or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

SECTION 5.         Conditions of Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, of

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Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Company to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

(b)           Opinion of Counsel for Initial Purchasers. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Vinson & Elkins L.L.P., counsel for the Initial Purchasers as to such matters as they shall request.

(c)           Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package or the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(d)           Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Representatives with respect to the financial statements and certain financial information contained in the Disclosure Package and the Final Offering Memorandum.

(e)           Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(f)            PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

(g)           Lock-up Agreements. On or prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed in Schedule C hereto.

(h)           Indenture and Registration Rights Agreement. At or prior to the Initial Closing Time, each of the Company and the Trustee shall have executed and delivered the Indenture, and the Company and the Representatives shall have executed and delivered the Registration Rights Agreement.

(i)            Reserve Engineer Comfort Letters. At the Closing Time, the Initial Purchasers shall have received a letter, dated such Closing Time, from each of Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc., with respect to the reserve information included in the Disclosure Package and the Final Offering Memorandum.

(j)            Conditions to Purchase of Option Securities. In the event that the Initial Purchasers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the obligation of the Initial Purchasers to purchase such Option Securities is subject to the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder being true and correct as of the Option Closing Time and that, at the Option Closing Time, the Initial Purchasers shall have received:

(i)            Officers’ Certificate. A certificate, dated the Option Closing Time, of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company confirming that the certificate delivered at the Initial Closing Time pursuant to Section 5(c) hereof remains true and correct as of the Option Closing Time;

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(ii)           Opinion of Counsel for Company. The favorable opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, dated as of the Option Closing Time, relating to the Option Securities to be purchased on such Option Closing Time and otherwise to the same effect as the opinion required by Section 5(a) hereof.

(iii)          Opinion of Counsel for Initial Purchasers. The favorable opinion of Vinson & Elkins L.L.P., counsel for the Initial Purchasers, dated as of the Option Closing Time, relating to the Option Securities to be purchased on the Option Closing Time and otherwise to the same effect as the opinion required by Section 5(b) hereof;

(iv)          Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Initial Purchasers and dated as of the Option Closing Time, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(d) hereof, except that the “specified date” in the letter furnished pursuant to this subparagraph shall be a date not more than three business days prior to the Option Closing Time.

(k)           Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

(l)            Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement or, in the case of any condition to the purchase of Option Securities, on an Option Closing Time which is after the Initial Closing Time, the obligations of the Initial Purchasers to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Initial Closing Time or Option Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 6.	Subsequent Offers and Resales of the Securities.

(a)           Offer and Sale Procedures. Each of the Initial Purchasers and the Company, as the case may be, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(i)            Offers and Sales. Offers and sales of the Securities shall be made to such persons and in such manner as is contemplated by the Offering Memorandum.

(ii)           No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

(iii)          Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be a “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act (a “Qualified Institutional Buyer”).

(iv)          Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or its Affiliate, as the case may be, that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company or (2) in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a

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Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

(v)           Transfer Restriction. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the caption “Transfer Restrictions,” including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Representatives. Following the sale of the Securities by the Initial Purchasers to each Subsequent Purchaser pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any subsequent resale or transfer of any Security.

(b)	Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

(i)            Integration. The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

(ii)           Rule 144A Information. The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

(iii)         Restriction on Repurchases. Until the expiration of two years after the original issuance of the Securities, the Company will not, and will use its reasonable efforts to cause its Affiliates not to, resell any offered Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions) that have been reacquired by any of them and shall immediately upon any purchase of any Securities submit such Securities to the Trustee for cancellation.

(c)           Qualification of Initial Purchasers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that:

(i)            it is a Qualified Institutional Buyer and an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act (an “Accredited Investor”) with such knowledge in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities; and

(ii)           neither it, nor any of its Affiliates, nor any person acting on its behalf, has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

The Initial Purchasers understand that the Company, and for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and the Initial Purchasers hereby consent to such reliance.

SECTION 7.	Indemnification.

(a)           Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its Affiliates, its selling agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

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(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Final Offering Memorandum (or any amendment or supplement thereto) or any Supplemental Offering Materials (when taken together with the Disclosure Package), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives expressly for use in the Disclosure Package, the Final Offering Memorandum (or any amendment or supplement thereto) or in any Supplemental Offering Materials.

(b)           Indemnification of Company, Directors and Officers. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Disclosure Package, the Final Offering Memorandum or any Supplemental Offering Materials in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives expressly for use therein.

(c)           Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)           Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.         Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total initial purchasers’ discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities.

The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Initial Purchaser’s Affiliates shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

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SECTION 9.         Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Initial Purchaser or its Affiliates or selling agents, any person controlling any Initial Purchaser, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 10.	Termination of Agreement.

(a)           Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Preliminary Offering Memorandum, the Disclosure Package or the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 11.       Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)           if the principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective purchase obligations hereunder bear to the purchase obligations of all non-defaulting Initial Purchasers, or

(b)           if the principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

No action taken pursuant to this Section 11 shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 11.

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SECTION 12.       Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Merrill Lynch at 1 Houston Center, 1221 McKinney Street, Suite 2700, Houston, Texas 77010, attention of Chris Mize, and Wachovia Capital Markets, LLC at 1001 Fannin St., Suite 2255, Houston, TX 77002, attention of Jay Chernosky. Notices to the Company shall be directed to them at 1776 Lincoln Street, Suite 700, Denver, Colorado 80203, attention of Anthony J. Best.

SECTION 13.       No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) no Initial Purchaser has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.       Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

SECTION 15.       Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.       GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 17.       TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19.       Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature page follows.]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

Very truly yours,

ST. MARY LAND & EXPLORATION COMPANY

By: /s/ DAVID W. HONEYFIELD

Name:	David W. Honeyfield
Title:	SVP – CFO, Secretary & Treasurer

CONFIRMED AND ACCEPTED,

as of the date first above written:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

WACHOVIA CAPITAL MARKETS, LLC

BEAR, STEARNS & CO. INC

BNP PARIBAS SECURITIES CORP.

UBS SECURITIES LLC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By: /s/ JOSEPH C. GATTO
Authorized Signatory

By: WACHOVIA CAPITAL MARKETS, LLC

By: /s/ MARC TUNICK

Authorized Signatory

For themselves and as Representatives of the other Initial Purchasers named in Schedule A hereto.

Signature page to

Purchase Agreement

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SCHEDULE A

Name of Initial Purchaser	Principal Amount of Securities
Merrill Lynch Pierce, Fenner & Smith Incorporated	$ 131,250,000
Wachovia Capital Markets, LLC.	81,250,000
Bear, Stearns & Co. Inc.	12,500,000
BNP Paribas Securities Corp.	12,500,000
UBS Securities LLC	12,500,000

Total	$ 250,000,000

Schedule A

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SCHEDULE B

Pricing Term Sheet Dated March 29, 2007

St. Mary Land & Exploration Company

$250,000,000

3.50% Senior Convertible Notes due 2027

Issuer:	St. Mary Land & Exploration Company
Security:	3.50% Senior Convertible Notes due 2027
Principal Amount Offered:	$250,000,000
Over-allotment Option:	$37,500,000
Maturity:	April 1, 2027
Redemption Date:	April 6, 2012
Investor Put Dates:	April 1, 2012, April 1, 2017, April 1, 2022
Annual Interest Rate:	3.50% (subject to additional contingent interest under certain circumstances beginning April 1, 2012)
Principal Amount per Note:	$1,000
Issue Price:	100%
Conversion Premium:	48.0%
Last Sale (3/29/07):	$36.77
Conversion Price:	$54.42
Conversion Rate:	18.3757
Conversion Rate Cap:	27.1960
Conversion Trigger Price	$70.75 (130% of the Conversion Price)
Comparable Yield:	7.00%
Trade Date:	March 29, 2007
Settlement Date:	April 4, 2007
CUSIP:	792228AE8
Make Whole Premium:

The following table sets forth the amount, if any, by which the applicable conversion rate will increase in connection with certain change of control events for each hypothetical stock price and effective date set forth below:

Schedule B - 1

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The actual stock price and effective date may not be set forth in the table above, in which case:

• If the actual stock price on the effective date is between two stock price amounts in the table or the actual effective date is between two effective dates in the table, the amount of the conversion rate adjustment will be determined by straight-line interpolation between the adjustment amounts set forth for the higher and lower stock price amounts and the two effective dates, as applicable, based on a 365-day year;

• If the actual stock price on the effective date exceeds $100.00 per share of our common stock (subject to certain anti-dilution adjustments), no adjustment to the applicable conversion rate will be made; and

• If the actual stock price on the effective date is less than $36.77 per share of our common stock (subject to certain anti-dilution adjustments), no adjustment to the conversion rate will be made.

This communication is intended for the sole use of the person to whom it is provided by the sender.

These securities have not been registered under the Securities Act of 1933, as amended, and may only be sold to qualified institutional buyers pursuant to Rule 144A or pursuant to another applicable exemption.

The information in this term sheet supplements the Company’s preliminary Offering Memorandum, dated March 28, 2007 (the “Preliminary Offering Memorandum”). This term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum.

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM

Schedule B - 2

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EXHIBIT A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(a)

1.             The Company and each of the Designated Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation.

2.             The Company and each of the Designated Subsidiaries have the corporate power to own, lease and operate their respective properties and conduct their respective businesses as described in the Disclosure Package and the Final Offering Memorandum, and the Company has the corporate power to enter into the Transaction Documents and to carry out all the terms and provisions thereof to be carried out by it, including, without limitation, the corporate power to issue, sell and deliver the Securities.

3.             The issued shares of capital stock of each of the Designated Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise set forth in the Disclosure Package and the Final Offering Memorandum, are owned beneficially by the Company free and clear of any security interest perfected under Article 9 of the Uniform Commercial Code, or to our knowledge, any other security interests, liens, encumbrances, equities or claims, and to our knowledge are not the subject of any agreement or understanding with any person, and were not issued in violation of any preemptive or similar rights pursuant to applicable law or the certificate of incorporation, by-laws or governing documents of the Designated Subsidiaries; and, to our knowledge, except as disclosed in the Disclosure Package and the Final Offering Memorandum, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale, or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exercisable or exchangeable for any such shares of, capital stock or other ownership interest of the Designated Subsidiaries.

4.             The Company has an authorized, issued and outstanding capitalization as set forth in the financial statements, including the schedules and notes, included in the Disclosure Package and Final Offering Memorandum; all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and were not issued in violation of or subject to any preemptive rights pursuant to applicable law or the restated certificate of incorporation, restated by-laws or governing documents of the Company or to our knowledge other rights to subscribe for or purchase securities; and, to our knowledge, except as described in the Disclosure Package and the Final Offering Memorandum, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exercisable or exchangeable for, the capital stock of, or other ownership interest in, the Company.

5.             The issuance of the shares of Common Stock issuable upon conversion of the Securities has been duly authorized by all necessary corporate action of the Company and, when issued to satisfy the conversion rights of the Securities in the manner described in the Indenture, the shares of Common Stock will be validly issued, fully paid and non-assessable. The issuance of the shares of Common Stock issuable upon conversion of the Securities is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the restated certificate of incorporation, restated by-laws or governing documents of the Company.

6.             The execution and delivery of the Purchase Agreement have been duly authorized by all necessary corporate action of the Company, and the Purchase Agreement has been duly executed and delivered by the Company.

7.             The execution and delivery of the Registration Rights Agreement have been duly authorized by all necessary corporate action of the Company, and the Registration Rights Agreement has been duly executed and delivered by the Company. The Registration Rights Agreement is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

8.             The execution and delivery of the Indenture have been duly authorized by all necessary corporate action of the Company, and the Indenture has been duly executed and delivered by the Company. The Indenture is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

Exhibit A - 1

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9.             The execution and delivery of the Securities have been duly authorized by all necessary corporate action of the Company, and the Securities have been duly executed by the Company. When authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Purchase Agreement, the Securities will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

10.           The Company’s capital stock conforms in all material respects to the description set forth in the Disclosure Package and the Final Offering Memorandum under the heading “Description of Capital Stock” and, insofar as such description constitutes a summary of the legal matters, documents or proceedings referred to therein, it provides a fair summary of such legal matters, documents and proceedings.

11.           The statements under the captions “Description of Notes,” “Description of Other Debt,” “Plan of Distribution,” “Transfer Restrictions” and “Certain U.S. Federal Tax Considerations” in the Disclosure Package and the Final Offering Memorandum, insofar as such statements relate to statements of law or summaries of documents referred to therein or of legal conclusions, have been reviewed by us and such statements of law and summaries of documents are accurate in all material respects.

12.           The issuance and sale of the Securities and the execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions therein contemplated, including, without limitation, the issuance and delivery of the Common Shares upon due conversion of the Securities in accordance with the terms of the Securities, do not (A) to our knowledge require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or Blue Sky laws and such as may be required in connection with the Company’s obligations under the Registration Rights Agreement, (B) to our knowledge constitute a breach of, or a default under, any instrument to which the Company or any of the Designated Subsidiaries is a party and which is filed as an exhibit and set forth on the exhibit list to (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in the Disclosure Package and the Final Offering Memorandum, or (ii) any other report filed by the Company with the Commission under Section 13(a) of the Exchange Act after the date of such Annual Report on Form 10-K and through the dates of the Disclosure Package and the Final Offering Memorandum, which reports are incorporated by reference in the Disclosure Package and the Final Offering Memorandum, except for such breaches or defaults that would not have a material adverse effect on the business, financial conditions or results of operations of the Company and the Designated Subsidiaries, taken as a whole, or (C) violate the restated certificate of incorporation or restated by-laws of the Company or the governing documents of any of the Designated Subsidiaries or, to our knowledge, any present statute, rule or regulation promulgated by the United States or the General Corporation Law of the State of Delaware which in our experience is normally applicable both to general business corporations which are not engaged in regulated business activities and to transactions of the type contemplated by the Transaction Documents or any order of any court or other governmental authority or any arbitrator known to us and applicable to the Company or any of the Designated Subsidiaries.

13.          Based upon the representations of the Company and the Initial Purchasers in the Purchase Agreement and assuming compliance by the Company and the Initial Purchasers with their respective obligations under the Purchase Agreement (including compliance by the Initial Purchasers with the restrictions on resale set forth under the caption “Transfer Restrictions” in the Disclosure Package and the Final Offering Memorandum), the issuance and sale of the Securities to the Initial Purchasers, and the offering, resale and delivery by the Initial Purchasers of the Securities, in each case in the manner contemplated by the Purchase Agreement, will be exempt from the registration requirements of the Securities Act.

14.           The Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder. Prior to the effectiveness of any registration statement prepared in connection with the Company’s obligations under the Registration Rights Agreement, the Indenture is not required to be qualified under the Trust Indenture Act.

15.           The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Exhibit A - 2

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16.           The documents incorporated or deemed to be incorporated by reference in the Disclosure Package and the Final Offering Memorandum, when they were filed with the Commission, appeared on their face to comply as to form in all material respects with the requirements of the 1934 Act (it being understood that we express no opinion with respect to the financial statements, including the notes and schedules thereto and the auditor’s report thereon, and any other information of a financial or accounting nature set forth or referred to in such incorporated documents).

In addition, although we have not undertaken, except as otherwise indicated in this opinion, to determine or verify independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Disclosure Package and the Final Offering Memorandum, we confirm that during the preparation of the Disclosure Package and the Final Offering Memorandum we participated in conferences with officers and other representatives of the Company, the Initial Purchasers, counsel to the Initial Purchasers and representatives of the independent public accountants of the Company, at which conferences the contents of the Offering Memorandum (including the documents incorporated or deemed to be incorporated by reference) were discussed, and on the basis of the foregoing and the information that was disclosed to us (relying as to materiality to the extent we deem appropriate and in good faith upon the officers and other representatives of the Company) no facts came to our attention that caused us to believe that the Disclosure Package or the Final Offering Memorandum (including the documents incorporated or deemed incorporated by reference), as of its date or the date of this opinion, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements, including the notes and schedules thereto and the auditor’s report thereon, and any other information of a financial or accounting nature set forth or referred to in the Disclosure Package or the Final Offering Memorandum or any document incorporated or deemed incorporated by reference).

Exhibit A - 3

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